Exhibit (h)(1)

                      INVESTMENT COMPANY SERVICES AGREEMENT

            The Community Reinvestment Act Qualified Investment Fund

     This AGREEMENT, dated as of the 1st day of June, 1999, made by and between The Community Reinvestment Act Qualified Investment Fund, (the "Fund"), a business trust operating as an open end, management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the State of Delaware, and Declaration Service Company ("Declaration"), a corporation duly organized under the laws of the Commonwealth of Pennsylvania (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, the Fund is authorized by its Articles of Incorporation and By-Laws to issue separate series of shares representing interests in separate investment portfolios, which are identified on Schedule "C" attached hereto and which Schedule "C" may be amended from time to time by mutual agreement of the Fund and Declaration; and

     WHEREAS, the Parties desire to enter into an agreement whereby Declaration will provide the services to the Fund as specified herein and set forth in particular in Schedule "A" which is attached hereto and made a part hereof.

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

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                               GENERAL PROVISIONS

     SECTION 1. APPOINTMENT. The Fund hereby appoints Declaration as servicing agent and Declaration hereby accepts such appointment. In order that Declaration may perform its duties under the terms of this Agreement, the Board of Trustees of the Fund shall direct the officers, investment adviser, legal counsel, independent accountants and custodian of the Fund to cooperate fully with Declaration and, upon request of Declaration, to provide such information, documents and advice relating to the Fund which Declaration requires to execute its responsibilities hereunder. In connection with its duties, Declaration shall be entitled to rely, and will be held harmless by the Fund when acting in reasonable reliance, upon any instruction, advice or document relating to the Fund as provided to Declaration by any of the aforementioned persons on behalf of the Fund. All fees charged by any such persons acting on behalf of the Fund will be deemed an expense of the Fund.

     Declaration shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way and shall not be deemed to be an agent of the Fund.

     Any services performed by Declaration under this Agreement will conform to the requirements of:

          (a) the provisions of the Act and the Securities Act of 1933, as amended, and any rules or regulations in force thereunder;

          (b) any other applicable provision of state and federal law;

          (c) the provisions of the Articles of Incorporation and the By-Laws as amended from time to time and delivered to Declaration;

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          (d) any  policies and  determinations  of the Board of Trustees of the
Fund which are communicated to Declaration; and

          (e) the policies of the Fund as reflected in the Fund's registration statement as filed with the U.S. Securities and Exchange Commission.

     Nothing in this Agreement will prevent Declaration or any officer thereof from providing the same or comparable services for or with any other person, firm or corporation. While the services supplied to the Fund may be different than those supplied to other persons, firms or corporations, Declaration will provide the Fund equitable treatment in supplying services. The Fund recognizes that it will not receive preferential treatment from Declaration as compared with the treatment provided to other Declaration clients.

     SECTION 2. DUTIES AND OBLIGATIONS OF DECLARATION.

     Subject to the provisions of this Agreement, Declaration will provide to the Fund the specific services as set forth in Schedule "A" attached hereto.

     SECTION 3. DEFINITIONS. For purposes of this Agreement:

     "CERTIFICATE" will mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement. To be effective, such Certificate shall be given to and received by the custodian and shall be signed on behalf of the Fund by any two of its designated officers, and the term Certificate shall also include Instructions communicated to the custodian by Declaration.

     "CUSTODIAN" will refer to that agent which provides safekeeping of the assets of the Fund.

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     "INSTRUCTIONS" will mean communications containing instructions transmitted by electronic or telecommunications media including, but not limited to, Industry Standardization for Institutional Trade Communications, computer-to-computer interface, dedicated transmission line, facsimile transmission signed by an officer and tested telex.

     "ORAL INSTRUCTION" will mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Declaration in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to Declaration to be a person or persons so authorized by a resolution of the Board of Trustees of the Fund to give Oral Instructions to Declaration on behalf of the Fund.

     "SHAREHOLDERS" will mean the registered owners of the shares of the Fund in accordance with the share registry records maintained by Declaration for the Fund.

     "SHARES" will mean the issued and outstanding shares of the Fund.

     "SIGNATURE GUARANTEE" will mean the guarantee of signatures by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.

     "WRITTEN INSTRUCTION" will mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to Declaration in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to Declaration to be the signature of a person or persons so

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authorized  by a  resolution  of  the  Board  of  Trustees  of the  Fund,  or so
identified by the Fund to give Written Instructions to Declaration on behalf of the Fund.

     CONCERNING ORAL AND WRITTEN INSTRUCTIONS. For all purposes under this Agreement, Declaration is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Fund or its agents. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered. In cases where Declaration receives an Instruction, whether Written or Oral, to enter a portfolio transaction onto the Fund's records, the Fund shall cause the broker/dealer executing such transaction to send a written confirmation to the Custodian.

     Declaration shall be entitled to rely on the first Instruction received. For any act or omission undertaken by Declaration in compliance therewith, it shall be free of liability and fully indemnified and held harmless by the Fund, provided however, that in the event a Written or Oral Instruction received by Declaration is countermanded by a subsequent Written or Oral Instruction received prior to acting upon such countermanded Instruction, Declaration shall act upon such subsequent Written or Oral Instruction. The sole obligation of Declaration with respect to any follow-up or confirmatory Written Instruction or Oral Instruction in documentary or written form shall be to make reasonable efforts to detect any such discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible and bear the expense of its taking any action, including any reprocessing, necessary to correct any discrepancy or error. To the extent such action requires

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     Declaration  to act,  the Fund  shall  give  Declaration  specific  Written
     Instruction as to the action required.

     The Fund will file with Declaration a certified copy of each resolution of the Fund's Board of Trustees authorizing execution of Written Instructions or the transmittal of Oral Instructions as provided above.

     SECTION 4. INDEMNIFICATION.

          (a) Any director, officer, employee, shareholder or agent of Declaration, who may be or become an officer, director, employee or agent of the Fund, will be deemed, when rendering services to the Fund, or acting on any business of the Fund (other than services or business in connection with Declaration's duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder or agent of, or under the control or direction of Declaration even though such person may be receiving compensation from Declaration.

          (b) The Fund agrees to indemnify and hold Declaration harmless, together with its directors, officers, employees, shareholders and agents (collectively, "Declaration Indemnified Parties") from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which any Declaration Indemnified Party may sustain or incur or which may be asserted against any Declaration Indemnified Party by any person by reason of, or as a result of:

               (i) any action taken or omitted to be taken by Declaration except
claims,   demands,   expenses  and  liabilities  arising  from  the  failure  of
Declaration to comply with

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the terms of this Agreement or applicable  federal or state laws or regulations,
or  which  arise  out  of  Declaration's  negligence,   bad  faith,  or  willful
misconduct; or

               (ii) any action taken or omitted to be taken by Declaration in reliance upon any Certificate, instrument, order or stock certificate or other document reasonably believed by Declaration to be genuine and signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Fund, or upon the written opinion of legal counsel for the Fund or Declaration; or

               (iii) the offer or sale of shares of the Fund to any person, natural or otherwise, which is in violation of any state or federal law.

     If a claim is made as to which any Declaration Indemnified Party may seek indemnity under this Section, such party will notify the Fund promptly after receipt of any written assertion of such claim threatening to institute an action or proceeding with respect thereto and will notify the Fund promptly of any action commenced against such party within ten (10) days after such party has been served with a summons or other legal process. Failure to notify the Fund will not, however, relieve the Fund from any liability which it may have on account of the indemnity under this Section so long as the Fund has not been prejudiced in any material respect by such failure.

     The Fund and such Declaration Indemnified Parties will cooperate in the control of the defense of any such action, suit or proceeding and for which indemnity is being provided by the Fund. The Fund may negotiate the settlement of any action, suit or proceeding subject to the approval of such Declaration Indemnified Parties, which will not be unreasonably withheld. Each such Declaration Indemnified Party reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Costs

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or expenses  incurred by such Declaration  Indemnified Party in connection with, or as a result of such participation, will be borne solely by the Fund if:

               (i) such Declaration Indemnified Party has received an opinion from counsel to the Fund stating that the use of counsel to the Fund by such Declaration Indemnified Party would present an impermissible conflict of interest;

               (ii) the defendants in, or targets of, any such action or proceeding include both a Declaration Indemnified Party and the Fund, and legal counsel to a Declaration Indemnified Party has reasonably concluded that there are legal defenses available to it which are different from or additional to those available to the Fund or which may be adverse to or inconsistent with defenses available to the Fund (in which case the Fund will not have the right to direct the defense of such action on behalf of the Declaration Indemnified Party); or

               (iii) the Fund authorizes a Declaration Indemnified Party to employ separate counsel at the expense of the Fund.

          (c) Declaration agrees to indemnify and hold the Fund harmless, together with its trustees, officers, employees, shareholders and agents (collectively, "Fund Indemnified Parties") from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which any Fund Indemnified Party may sustain or incur or which may be asserted against any Fund Indemnified Party by any person by reason of, or as a result of the failure of Declaration to comply with the terms of this Agreement or applicable federal or state laws or regulations or which arise out of Declaration's negligence, bad faith, or willful misconduct, except claims, demands, expenses and liabilities arising from willful misfeasance, bad faith, negligence or reckless disregard on the part of the Fund in the performance of its obligations and duties under this Agreement.

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     If a claim  is  made as to  which  any  Fund  Indemnified  Party  may  seek indemnity under this Section, such party will notify Declaration promptly after receipt of any written assertion of such claim threatening to institute an action or proceeding with respect thereto and will notify Declaration promptly of any action commenced against such party within ten (10) days after such party has been served with a summons or other legal process. Failure to notify Declaration will not, however, relieve Declaration from any liability which it may have on account of the indemnity under this Section so long as Declaration has not been prejudiced in any material respect by such failure.

     Such Fund Indemnified Parties and Declaration will cooperate in the control of the defense of any such action, suit or proceeding and for which indemnity is being provided by Declaration. Declaration may negotiate the settlement of any action, suit or proceeding subject to the approval of such Fund Indemnified Parties, which will not be unreasonably withheld. Each such Fund Indemnified Party reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Costs or expenses incurred by such Fund Indemnified Party in connection with, or as a result of such participation, will be borne solely by Declaration if:

               (i) such Fund Indemnified Party has received an opinion from counsel to Declaration stating that the use of counsel to Declaration by such Fund Indemnified Party would present an impermissible conflict of interest;

               (ii) the defendants in, or targets of, any such action or proceeding include both Declaration and a Fund Indemnified Party and legal counsel to such Fund Indemnified Party has reasonably concluded that there are legal defenses available to it which are

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different  from or additional to those  available to Declaration or which may be adverse to or inconsistent with defenses available to Declaration (in which case Declaration will not have the right to direct the defense of such action on behalf of such Fund Indemnified Party); or

               (iii) Declaration authorizes such Fund Indemnified Party to employ separate counsel at the expense of Declaration.

          (d) The terms of this Section 4 will survive the termination of this Agreement.

     SECTION 5. REPRESENTATIONS AND WARRANTIES.

          (a) Declaration represents and warrants that:

               (i) it is a corporation duly organized and existing and in good standing under the laws of Pennsylvania;

               (ii) it is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;

               (iii) all requisite corporate proceedings have been taken to authorize Declaration to enter into and perform this Agreement;

               (iv) it has and will continue to have access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

               (v) no legal or administrative proceedings have been instituted or threatened which would impair Declaration's ability to perform its duties and obligations under this Agreement;

               (vi) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of Declaration or any law or regulation applicable to it;

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               (vii)  it  is  registered  as  a  transfer  agent  under  Section
17A(c)(2) of the Exchange Act;

               (viii) this Agreement has been duly authorized by Declaration and, when executed and delivered, will constitute valid, legal and binding obligation of Declaration, enforceable in accordance with its terms.

          (b) The Fund represents and warrants that:

               (i) it is a corporation duly organized and existing and in good standing under the laws of the State of Delaware;

               (ii) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

               (iii) all requisite proceedings have been taken to authorize the Fund to enter into and perform this Agreement;

               (iv) no legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement;

               (v) the Fund's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligations of the Fund, or any law or regulation applicable to either;

               (vi) the Shares are properly registered or otherwise authorized for issuance and sale;

               (vii) this Agreement has been duly authorized by the Fund and, when executed and delivered, will constitute valid, legal and binding obligation of the Fund, enforceable in accordance with its terms.

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          (c) Delivery of Documents

          The Fund will furnish or cause to be furnished to Declaration the following documents as soon as such documents are available: (i) current Prospectus and Statement of Additional Information; and (ii) certified copies of resolutions of the Fund's Board of Trustees authorizing the execution of Written Instructions or the transmittal of Oral Instructions and those persons authorized to give those Instructions.

          (d) Record Keeping and Other Information

          Declaration will create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule "A" in accordance with all applicable laws, rules and regulations, including records required by
Section 31(a) of the Act. All such records will be the property of the Fund and will be available during regular business hours for inspection, copying and use by the Fund. Where applicable, such records will be maintained by Declaration for the periods and in the places required by Rule 3la-2 under the Act. Upon termination of this Agreement, Declaration will deliver all such records to the Fund or such person as the Fund may designate.

          In case of any request or demand for the inspection of the Share records of the Fund, Declaration shall notify the Fund and secure instructions as to permitting or refusing such inspection. Declaration may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

     SECTION 6. COMPENSATION. The Fund agrees to pay Declaration compensation for its services, and to reimburse it for expenses at the rates, times, manner and amounts as set forth in

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Schedule "B" attached hereto and incorporated herein by reference and as will be set forth in any amendments to such Schedule "B" agreed upon in writing by the Parties. Upon receipt of an invoice therefor, Declaration is authorized to collect such fees by debiting the Fund's custody account. In addition, the Fund agrees promptly to reimburse Declaration for any out-of-pocket expenses paid by Declaration on behalf of the Fund.

     For the purpose of determining fees payable to Declaration, the value of the Fund's net assets will be computed at the times and in the manner specified in the Fund's Prospectus and Statement of Additional Information then in effect.

     If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, Declaration's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.

     During the term of this Agreement, should the Fund seek services or functions in addition to those outlined below or in Schedule "A" attached hereto, a written amendment to this Agreement specifying, the additional services and corresponding compensation will be executed by the Parties.

     In the event that the Fund is more than thirty (30) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated upon thirty (30) days' written notice to the Fund by Declaration. The Fund must notify Declaration in writing of any contested amounts within five (5) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being disputed.

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     SECTION  7. DAYS OF  OPERATION.  Nothing  contained  in this  Agreement  is intended to or will require Declaration, in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the New York Stock Exchange ("NYSE") is closed. Functions or duties normally scheduled to be performed on such days will be performed on and as of the next succeeding business day on which the NYSE is open. Notwithstanding the foregoing, Declaration will compute the net asset value of the Fund on each day required pursuant to Rule 22c-1 promulgated under the Act.

     SECTION 8. ACTS OF GOD, ETC. Declaration will not be liable or responsible for delays or errors caused by acts of God or by reason of circumstances beyond its control including, acts of civil or military authority, national emergencies, labor difficulties, mechanical breakdown, insurrection, war, riots, or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe.

     In the event of equipment failures beyond Declaration's control, Declaration will, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but will have no liability with respect thereto. The foregoing obligation will not extend to computer terminals located outside of premises maintained by Declaration. Declaration has entered into and maintains in effect agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

     SECTION 9. INSPECTION AND OWNERSHIP OF RECORDS. In the event of a request or demand for the inspection of the records of the Fund, Declaration shall notify the Fund and secure instructions as to permitting or refusing such inspection. Declaration may, however, make such

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records  available for  inspection to any person in any case where it is advised in writing by its counsel that it may be held liable for failure to do so after notice to the Fund.

     Declaration recognizes that the records it maintains for the Fund are the property of the Fund and will be surrendered to the Fund upon written notice to Declaration as outlined under Section 10(c) below. The Fund is responsible for the payment in advance of any fees owed to Declaration. Declaration agrees to maintain the records and all other information of the Fund in a confidential manner and will not use such information for any purpose other than the performance of Declaration's duties under this Agreement.

     Declaration will use commercially reasonable efforts to ensure that the computer software and hardware that are owned and used by Declaration to provide services under this Agreement are 2000 compliant or will be 2000 compliant before December 31, 1999. As used herein, the term "2000 Compliant" means that the Custodian's computer software and hardware will function without material error caused by the introduction of dates falling on or after January 1, 2000.

     SECTION 10. DURATION AND TERMINATION.

          (a) The initial term of this  Agreement  will be for the period of two
(2) years, commencing on the date hereinabove first written (the "Effective Date"), and will continue thereafter subject to termination by either party as set forth in subsection (c) below.

          (b) The fee schedules set forth in Schedule "B" attached hereto will be fixed for the initial term commencing on the Effective Date and will continue thereafter subject to the Parties' review and any adjustment.

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          (c) After the initial term of this Agreement, a Party may give written notice to the other (the day on which the notice is received by the Party against which the notice is made shall be the "Notice Date") of a date on which this Agreement shall be terminated ("Termination Date"). The Termination Date shall be set on a day not less than ninety (90) days after the Notice Date. The period of time between the Notice Date and the Termination Date is hereby identified as the "Notice Period." Any time up to, but not later than fifteen
(15) days prior to the Termination Date, the Fund will pay to Declaration such compensation as may be due as of the Termination Date and will likewise
reimburse   Declaration  for  any   out-of-pocket   expenses  and  disbursements
reasonably incurred or expected to be incurred by Declaration up to and including the Termination Date.

          (d) In connection with the termination of this Agreement, if a successor to any of Declaration's duties or responsibilities under this
Agreement is designated by the Fund by written notice to Declaration, Declaration will promptly, on the Termination Date and upon receipt by Declaration of any payments owed to it as set forth in Section 10(c) above, transfer to the successor, at the Fund's expense, all records which belong to the Fund and will provide appropriate, reasonable and professional cooperation in transferring such records to the named successor.

          (e) Should the Fund desire to move any of the services outlined in this Agreement to a successor service provider prior to the Termination Date, Declaration shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that Declaration will be able to facilitate a conversion of services prior to the end of the Notice Period. Should services be converted to a successor service provider prior to the end of the Notice Period, or if the Fund is liquidated or its assets merged or purchased or the like with

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another  entity,  payment of fees to Declaration  shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained at Declaration until the expiration of the Notice Period and shall be calculated at the asset levels on the Notice Date.

          (f) Notwithstanding any other provisions of Paragraph 10 and after the passage of one (1) year from the Effective Date, in the event the Fund reorganizes into another entity, liquidates or otherwise ceases to exist, this Agreement may be terminated by the Fund upon ninety (90) days written notice to Declaration. The Termination Date shall be ninety (90) days after the receipt of such notice by Declaration. Any time up to, but not later than fifteen (15) days prior to the Termination Date, the Fund will pay to Declaration such compensation as may be due as of the Termination Date and will likewise reimburse Declaration for any out-of-pocket expenses and disbursements reasonably incurred or expected to be incurred by Declaration up to and including the Termination Date.

          (g) Notwithstanding the foregoing, this Agreement may be terminated at any time by either Party in the event of a material breach by the other Party involving gross negligence, willful misfeasance, bad faith or a reckless disregard of its obligations and duties under this Agreement provided that such breach shall have remained unremedied for sixty (60) days or more after receipt of written specification thereof.

     SECTION 11. RIGHTS OF OWNERSHIP. All computer programs and procedures developed to perform services required to be provided by Declaration under this Agreement are the property of Declaration. All records and other data except such computer programs and procedures are the exclusive property of the Fund and all such other records and data will be furnished to the Fund in appropriate form as soon as practicable after termination of this Agreement for any reason.

     SECTION 12. AMENDMENTS TO DOCUMENTS. The Fund will furnish Declaration written copies of any amendments to, or changes in, the Declaration of Trust, By-Laws, Prospectus or Statement of Additional Information in a reasonable time prior to such amendments or changes becoming effective. In addition, the Fund agrees that no amendments will be made to the Prospectus or Statement of Additional Information of the Fund which might have the effect of changing the procedures employed by Declaration in providing the services agreed to hereunder or which amendment might affect the duties of Declaration hereunder unless the Fund first obtains Declaration's approval of such amendments or changes.

     SECTION 13. CONFIDENTIALITY. Both Parties hereto agree that any non-public information obtained hereunder concerning the other Party is confidential and may not be disclosed to any other person without the consent of the other Party, except as may be required by applicable law or at the request of the U.S.
Securities and Exchange Commission or other governmental agency. Declaration agrees that it will not use any nonpublic information for any purpose other than performance of its duties or obligations hereunder. The obligations of the Parties under this Section will survive the termination of this Agreement. The Parties further agree that a breach of this Section would irreparably damage the other Party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

     SECTION 14. NOTICES. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

     IF TO THE FUND:                             IF TO DECLARATION:
     --------------                              -----------------
     The Community Reinvestment Act              Declaration Service Company.
        Qualified Investment Fund                555 North Lane, Suite 6160
     1751 West Cypress Creek Road                Conshohocken, PA  19428
     Fort Lauderdale, FL 33309                   Attention:  Terence P. Smith
     Attention:  David A. Zwick                              President
            President

     SECTION 15. AMENDMENT. No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Parties. This Agreement may be amended from time to time by supplemental agreement executed by the Parties and the compensation stated in Schedule "B" attached hereto may be adjusted accordingly as mutually agreed upon in writing.

     SECTION 16. AUTHORIZATION. Each Party represents and warrants to the other that the execution and delivery of this Agreement by the undersigned officer of such Party has been duly and validly authorized; and when duly executed, this Agreement will constitute a valid and legally binding enforceable obligation of such Party.

     SECTION 17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed will be deemed to be an original, but such counterparts will together constitute but one and the same instrument.

     SECTION 18. ASSIGNMENT. This Agreement will extend to and be binding upon the Parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Fund without the written consent of Declaration or by Declaration without the written consent of the Fund.

     SECTION 19. GOVERNING LAW. This Agreement will be governed by the laws of the State of Pennsylvania and the exclusive venues of any action arising under this Agreement will be Montgomery County, Commonwealth of Pennsylvania or any federal court with jurisdiction.

     SECTION 20. SEVERABILITY. If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions will be considered severable and not be affected and the rights and obligations of the parties will be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby materially impaired.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement, together with Schedules "A," "B" and "C", to be signed by their duly authorized officers as of the day and year first above written.

The Community Reinvestment Act                Declaration Service Company
Qualified Investment Fund

/s/ David A. Zwick                            /s/ Terence P. Smith
------------------------------------          -----------------------------
By:  David A. Zwick                           By:  Terence P. Smith
     President                                     President

                                                                      SCHEDULE A

ACCOUNTING SERVICES PROVIDED BY DECLARATION SERVICE COMPANY
--------------------------------------------------------------------------------

o Journalize each Portfolio's investment, capital share and income and expense activities.

o Verify investment buy/sell trade tickets when received from the advisor and transmit trades to the Fund's custodian for proper settlement.

o    Maintain individual ledgers for investment securities.

o    Maintain historical tax lots for each security.

o    Reconcile  cash  and  investment   balances  of  each  Portfolio  with  the
     custodian, and provide the advisor with the beginning cash balance available for investment purposes.

o    Update the cash availability throughout the day as required by the advisor.

o Post to and prepare each Portfolio's Statement of Assets and Liabilities and Statement of Operations.

o Calculate expenses payable pursuant to the Fund's various contractual obligations.

o Control all disbursements from the Fund on behalf of each Portfolio and authorize such disbursements upon instructions of the Fund.

o    Calculate capital gains and losses.

o    Determine each Portfolio's net income.

o At the Portfolio's expense, obtain security market prices or if such market prices are not readily available, then obtain such prices from services approved by the advisor, and in either case calculate the market or fair value of each Portfolio's investments.

o    Where applicable, calculate the amortized cost value of debt instruments.

o    Transmit or mail a copy of the portfolio valuations to the advisor.

o    Compute the net asset value of each Portfolio.

o Report applicable net asset value and performance data to performance tracking organizations.

o    Compute  each  Portfolio's  yields,  total  returns,   expense  ratios  and
     portfolio turnover rate.

o Prepare and monitor the expense accruals and notify Fund management of any proposed adjustments.

o    Prepare  monthly  financial   statements,   which  will  include,   without
     limitation, the Schedule of Investments, the Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, the Cash Statement, and the Schedule of Capital Gains and Losses.

o    Prepare monthly security transactions listings.

o    Prepare monthly broker security transactions summaries.

o Supply various Fund and Portfolio statistical data as requested on an ongoing basis.

o Prepare and file the Fund's Federal and state tax returns, subject to review by the Fund's independent accountants.

o Assist in the preparation and filing of the Fund's annual and semiannual reports with the SEC on Form N-SAR.

o Assist in the preparation and filing of the Fund's annual and semiannual reports to shareholders and proxy statements.

o Assist with the preparation of amendments to the Fund's Registration Statements on From N-1A and other filings relating to the registration of shares.

o Monitor each Portfolio's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended from time to time ("Code").

o Determine the amount of dividends and other distributions payable to shareholders as necessary to, among other things, maintain the qualification as a regulated investment company of each Portfolio of the Fund under the Code.

o Provide other accounting services as may be agreed upon from time to time in writing by the Fund and Declaration.

ADMINISTRATIVE SERVICES PROVIDED BY DECLARATION SERVICE COMPANY
--------------------------------------------------------------------------------

o    Provide  overall  day-to-day  Fund  administrative  management,   including
     coordination   of   investment   advisor,   custodian,   transfer   agency,
     distribution and pricing and accounting services.

o    Preparation of filing of all Federal and State reports, including:

     o Fund's post-effective amendments under the Securities Act of 1933 and the Investment Company Act of 1940.

     o    Form N-SAR - Semi-Annual report for Registered Investment Companies.

     o    The Fund's Annual and Semi-Annual Report.

     o    Rule 24f-2 Notice - filing regarding sale(s) of securities.

     o    Rule 17g-1 filing with the SEC regarding Fidelity Bond coverage.

     o    Ongoing monitoring and filing of State Blue Sky registrations.

o Prepare and file such reports, applications and documents as may he necessary or desirable to register the Fund's shares with the Federal and state securities authorities, and monitor the sale of Fund shares for compliance with Federal and state securities laws.

o    Prepare and file reports to  shareholders,  including  the annual report to
     shareholders,   and  coordinate  mailing   Prospectuses,   notices,   proxy
     statements, proxies and other reports to shareholders.

o Assist with layout and printing of shareholder communications, including Prospectuses and reports to shareholders.

o Administer contracts on behalf of the Fund with, among others, the Fund's investment advisor, custodian, transfer agent/shareholder servicing agent, distributor, and accounting services agent.

o Prepare and maintain materials for trustees/management meetings including agendas.

o Coordinate shareholder meetings, including assisting Fund counsel in preparation of proxy materials, preparation of minutes and tabulation of results.

o Monitor and pay Fund bills, maintain Fund budget and report budget expenses and variances to Fund management.

o Monitor the Fund's compliance with the investment restrictions and limitations imposed by the 1940 Act and state Blue Sky laws and applicable regulations thereunder, the fundamental and non-fundamental investment policies and limitations set forth in the Fund's Prospectuses and Statement of Additional Information, and the investment restrictions and limitations necessary for each Portfolio of the Fund to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, or any successor statute.

o Obtain and keep in effect fidelity bonds and Trustees and officers/errors and omissions insurance policies for the Fund in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Fund's Board of Trustees.

o Prepare such reports relating to the business and affairs of the Portfolio (not otherwise appropriately prepared by the Fund's investment adviser, counsel or auditors) as the Trustees of the Fund may from time to time reasonably request in connection with the performance of their duties.

o Provide reviews and quarterly compliance reports to the Trustees regarding all applicable regulatory and operating requirements.

o Answer such correspondence and inquiries from Shareholders, securities brokers and others relating to its duties hereunder and such other correspondence and inquiries from time to time on such terms as may be mutually agreed upon between the Administrator and the Fund.

o Prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders.

o Provide other administrative services as may be agreed from time to time in writing by the Fund or Administrator.

TRANSFER AGENT, SHAREHOLDER SERVICING AGENT AND DIVIDEND DISBURSING AGENT SERVICES PROVIDED BY DECLARATION SERVICE COMPANY
--------------------------------------------------------------------------------

o Examine and process new accounts, subsequent payments, liquidations, exchanges, transfers, telephone transactions, check redemptions dg , automatic withdrawals, and wire order trades.

o    Reinvest or pay dividends and make other distributions.

o Answer investor and dealer telephone and/or written inquiries, except as otherwise agreed by the Transfer Agent and the Fund.

o    Process and confirm address changes.

o Process standard account record changes as required, i. e. Dividend Codes, etc.

o Microfilm and/or store source documents for transactions, such as account applications and correspondence.

o Perform backup withholding for those accounts in accordance with Federal regulations.

o    Solicit missing taxpayer identification numbers.

o Provide remote access inquiry to Fund records via Fund supplied hardware (fund responsible for connection line and monthly fee).

o Maintain the following shareholder information in such a manner as the Transfer Agent shall determine:

     o    Name and address, including zip code.

     o    Balance of Shares.

     o Number of Shares, issuance date of each share outstanding and cancellation date of each share no longer outstanding, if issued.

     o    Balance of dollars available for redemption.

     o Dividend code (daily accrual, monthly reinvest, monthly cash or quarterly cash).

     o    Type of account code.

     o Establishment date indicating the date an account was opened, carrying forward pre-conversion data as available.

     o    Original establishment date for accounts opened by exchange.

     o    W-9 withholding status and periodic reporting.

     o    State of residence code.

     o Social security or taxpayer identification number, and indication of certification.

     o Historical transactions on the account for the most recent 18 months, or other period as mutually agreed to from time to time.

     o Indication as to whether phone transaction can be accepted for this account. Beneficial owner code, i.e. male, female, joint tenant, etc.

o    Provide the following reports and statements:

     o Prepare daily journals for Fund reflecting all shares and dollar activity for the previous day.

     o    Supply   information   monthly  for  Funds  preparation  of  Blue  Sky
          reporting.

     o Supply monthly purchase, redemption and liquidation information for use in Fund's N-SAR report.

     o    Provide monthly average daily balance reports for the Fund.

     o    Prepare  and  mail  copies  of  summary   statements  to  dealers  and
          investment advisors.

     o    Mail transaction confirmation statements daily to investors.

     o Address and mail four periodic financial reports (material must be adaptable to Transfer Agent's mechanical equipment as reasonably specified by the Transfer Agent).

     o    Mail periodic statement to investors.

     o Compute, prepare and furnish all necessary reports to governmental authorities: Forms 1099R, 1099DIV, 1099B, 1042 and 1042S. Enclose various marketing material as designated by the Fund in statement mailings, i.e. monthly and quarterly statements (material must be adaptable to mechanical equipment as reasonably specified by the Transfer Agent).

o    Prepare and mail confirmation statements to dealers daily.

o    Prepare certified list of stockholders for proxy mailing.

                                                                      SCHEDULE B

Compensation Schedule for Services Provided by Declaration Service Company

Fund Accounting, Fund Administration
------------------------------------

     As a percentage of aggregate annual average assets for all classes of shares of all Portfolios:

     0.10% on first $75 million of average annual assets 0.075% on next $75 million of average annual assets 0.04% on next $150 million of average annual assets 0.03% in excess of $300 million of average annual assets

Transfer Agent/Shareholder Services, per Portfolio
--------------------------------------------------

     $10,000 Annual Fee

Minimum Annual Fee, Per Portfolio
---------------------------------

     $60,000 for the first class of shares during each of the first two years of the Agreement
     $30,000 additional for a second class of shares during each of the first two years of the Agreement
     $15,000 additional for each additional class of shares during each of the first two years of the Agreement

Plus out-of-pocket expenses to include, but not limited to: wire fees, bank services charges, printing, copying, postage, courier, account statement/confirmation (including programming costs for specialized statements/confirmations), Fund/SERV Fund specific costs, price quotation service, asset allocation charges, travel, telephone, registration fees, and other standard miscellaneous items.

                                                                      SCHEDULE C

            THE COMMUNITY REINVESTMENT ACT QUALIFIED INVESTMENT FUND

Portfolios covered by this Agreement:

The Community Reinvestment Act Qualified Investment Fund